Exhibit 7(b)(.3)
                            AXSYS TECHNOLOGIES, INC.
                        Pro Forma Condensed Balance Sheet
                                 March 31, 1997
                       (Unaudited - Dollars in thousands)

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
                                                           Historical                                                Pro Forma
                                                             Axsys             Historical                              Axsys
                                                       Technologies, Inc.    Teletrac, Inc.   Adjustments       Technologies, Inc.
                                                      ---------------------  --------------   ------------      ------------------
                                                                       ASSETS
Current Assets:
     Cash                                                    $   546            $   522                                $ 1,068
     Accounts Receivable - net                                15,852              1,400                                 17,252
     Inventories - net                                        25,502              1,250                                 26,752
     Other Current Assets                                        897                 35                                    932
                                                             -------            -------       -------                  -------

Total Current Assets                                          42,797              3,207          --                     46,004

Property, Plant & Equipment                                   13,817                216                                 14,033

Excess of Cost Over Net Assets Acquired                        6,363                          $ 8,165(a),(b),(c),(d)    14,528

Other                                                            473                 64           (42)(d)                  495
                                                             -------            -------       -------                  -------

TOTAL ASSETS                                                 $63,450            $ 3,487       $ 8,123                  $75,060
                                                             =======            =======       =======                  =======

                                                       LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts Payable                                        $ 8,045            $   367                                  8,412
     Accrued Expense and Other Liabilities                     7,745              1,227       $    25(d)                 8,997
     Current Portion of Long-Term Debt and Capital
         Lease Obligations                                     2,939               --                                    2,939
                                                             -------            -------       -------                  -------

Total Current Liabilities                                     18,729              1,594            25                   20,348

Long-Term Debt and Capital Lease Obligations                  21,380                 65         7,760(a)                29,205

Other Long-Term Liabilities                                    2,244                                                     2,244

Deferred Income                                                  354                                                       354

Shareholders' Equity:
     Preferred Stock                                               2                                                         2
     Common Stock                                                 30                 51             1(b)                    31
                                                                                                  (51)(c)

     Capital in Excess of Par                                 17,991               --           2,165(b)                20,156

     Retained Earnings                                         2,720              1,777        (1,777)(c)                2,720

                                                             -------            -------       -------                  -------
Total Shareholders' Equity                                    20,743              1,828           338                   22,909
                                                             -------            -------       -------                  -------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $63,450            $ 3,487       $ 8,123                  $75,060
                                                             =======            =======       =======                  =======
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